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UNIVERSAL COMPRESSION HOLDINGS, INC.
COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES
(DOLLARS IN THOUSANDS)                                              EXHIBIT 12.1


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
                                                                                         PERIOD FROM
                                                                                         APRIL 1, 1997    PERIOD FROM
                                                             YEAR ENDED     YEAR ENDED      THROUGH       DECEMBER 12,
                                                              MARCH 31,      MARCH 31,    FEBRUARY 20,    1997 THROUGH
                                                                1996           1997          1998        MARCH 31, 1998
                                                             ----------     ----------   -------------   --------------
Fixed Charges as Defined:
  Interest expense, including amortization of deferred
    financing charges                                         $ 3,706        $    --        $    --        $ 3,203
  Interest component of rental expense on operating
    leases                                                        159            143            130             14
  Operating lease expense                                           0              0              0              0
                                                              -------        -------        -------        -------
      Total Fixed Charges                                     $ 3,865        $   143        $   130        $ 3,217
                                                              =======        =======        =======        =======
Earnings as Defined:
  Income (loss) before extraordinary items                    $ 5,972        $ 7,842        $10,759        $   430
  Income taxes (benefit)                                        3,745          4,724          6,271            409
  Total Fixed Charges                                           3,865            143            130          3,217
                                                              -------        -------        -------        -------
      Total Earnings as Defined                               $13,582        $12,709        $17,160        $ 4,056
                                                              =======        =======        =======        =======
Ratio of Earnings to Fixed Charges                                3.5x          88.9x         132.0x           1.3x
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
                                                              YEAR            YEAR       PRO FORMA     9 MONTHS     PRO FORMA 9
                                                             ENDED           ENDED       YEAR ENDED      ENDED      MONTHS ENDED
                                                           MARCH 31,       MARCH 31,      MARCH 31,   DECEMBER 31,  DECEMBER 31,
                                                              1999            2000          2000          2000          2000
                                                           ---------       ---------     ----------   ------------  ------------
Fixed Charges as Defined:
  Interest expense, including amortization of deferred
    financing charges                                       $ 29,313       $ 34,327       $ 18,703      $ 18,597      $ 15,643
  Interest component of rental expense on operating
    leases                                                       142            138          5,749         4,761         4,761
  Operating lease expense                                          0              0         25,846         6,223        28,303
                                                            --------       --------       --------      --------      --------
      Total Fixed Charges                                   $ 29,455       $ 34,465       $ 50,298      $ 29,581      $ 48,707
                                                            ========       ========       ========      ========      ========
Earnings as Defined:
  Income (loss) before extraordinary items                  $ (2,361)      $ (5,982)      $ 18,114      $    382      $  9,578
  Income taxes (benefit)                                      (1,031)        (1,994)        14,131           163         6,189
  Total Fixed Charges                                         29,455         34,465         50,298        29,581        48,707
                                                            --------       --------       --------      --------      --------
      Total Earnings as Defined                             $ 26,063       $ 26,489       $ 82,543      $ 30,126      $ 64,474
                                                            ========       ========       ========      ========      ========
Ratio of Earnings to Fixed Charges                               0.9x           0.8x           1.6x          1.0x          1.3x
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